Exhibit 99.1

Verano Releases Signature Reserve and Essence Branded Product Lines in Four Additional Core Cannabis Markets

August release in Pennsylvania follows recent launches in Arizona, Florida and Massachusetts

●	Verano flower is now available in new markets including Arizona, Florida, Massachusetts and Pennsylvania, with an additional launch planned in West Virginia during the second half of 2022
●	Across the Company’s national footprint, Verano Reserve and Essence product catalogs, including Swift Lift mini pre-roll packs, are now distributed to more than 500 dispensaries across nine states

CHICAGO, August 10, 2022 – Verano™ Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced the Company now offers its namesake Verano signature flower branded products in four new core markets: Arizona, Florida, Massachusetts and Pennsylvania. The Verano flower line features Reserve and Essence flower, Swift Lift mini pre-rolled joints, extracts and vaporizer products from the Company’s premium cannabis strains.

The proprietary flower strains from Verano are distributed to more than 500 dispensaries across nine states, including the Company’s 47 Zen Leaf™ medical and adult use dispensaries in Arizona, Illinois, Maryland, Massachusetts, New Jersey, Nevada, Ohio and Pennsylvania, and 54 MÜV™ medical dispensaries in Florida.

Verano flower product offerings now available in the new markets include:

Arizona: Verano Reserve and Essence flower, Swift Lift mini pre-roll packs, and vaporizers

Florida: Verano Reserve flower

Massachusetts: Verano Reserve and Essence flower, extracts, vaporizers and Swift Lift mini pre-roll packs

Pennsylvania: Verano Reserve and Essence flower, Live Resin cartridges, extracts and vaporizers

“The expanded footprint of Verano flower in four additional core markets demonstrates our ability to scale and meet market demand, serving more patients and consumers,” said George Archos, Verano Founder and Chief Executive Officer. “With major medical cannabis communities in Florida and Pennsylvania, and large consumer bases in Massachusetts and Arizona, the growth of our brand portfolio highlights the increasing demand for high quality cannabis products across more than 100 of our own operating dispensaries and a growing wholesale distribution network.”

Verano Reserve and Essence products are available in 3.5 to 7 grams of premium cannabis flower, one gram and half gram vaporizers, 300mg disposable vaporizers, and a variety of extracts, as well as Swift Lift mini pre-roll packs, which contain five strain-specific half gram mini pre-rolls of ground Verano flower, housed in all-natural cones. Verano-branded products anchor the Company’s robust product portfolio that includes Encore Edibles, hand-crafted cannabis gummies, hard candies, mints, caramels and chocolates; and Avexia topicals, tablets, tinctures and RSO, made to effortlessly enhance any self-care routine.

Verano Reserve, Essence and Swift Lift products are available for purchase in MÜV medical dispensaries across Florida and Zen Leaf medical and adult use dispensaries across Arizona, Illinois, Maryland, Massachusetts, New Jersey, Nevada, Ohio and Pennsylvania. More information is available via the Verano.com blog, and dispensary locations and online ordering are available on Muvfl.com and Zenleafdispensaries.com.

About Verano

Verano is a leading, vertically integrated, multi-state cannabis operator in the U.S., devoted to the ongoing improvement of communal wellness by providing responsible access to regulated cannabis products. With a mission to address vital health and wellness needs, Verano produces a comprehensive suite of premium, innovative cannabis products sold under its trusted portfolio of consumer brands, including Verano™, Avexia™, Encore™, and MÜV™. Verano’s portfolio encompasses 14 U.S. states, with active operations in 13, including 13 production facilities comprising over 1,000,000 square feet of cultivation capacity. Verano designs, builds, and operates dispensaries under retail brands including Zen Leaf™ and MÜV™, delivering a superior cannabis shopping experience in both medical and adult-use markets. Learn more at www.verano.com.

Contacts:

Media

Verano

Steve Mazeika

Director, Communications

Steve.Mazeika@verano.com

312-348-4430

Investors

Verano

Julianna Paterra, CFA

Director, Investor Relations

Julianna.Paterra@verano.com

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. The forward-looking statements contained herein include, but are not limited to, statements or information with respect to the Company’s proposed restatement of the Prior Period Financials. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors discussed in the Company’s Form 10 filed on EDGAR at www.sec.gov. The forward-looking statements contained in this Current Report on Form 8-K are made as of the date of this Current Report on Form 8-K, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

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